Exhibit 99.1

ADITXT, INC. (NASDAQ: ADTX)

PRESS RELEASE

FOR IMMEDIATE RELEASE

Aditxt, Inc. Appoints Jeffrey M. Busch as Interim Chief Executive Officer; Founder and Former CEO of $1B NYSE Enterprise Which Delivered ~8.5% Dividends to Shareholders

Seasoned executive who founded and built a NYSE-listed healthcare real estate company to over $1 billion in enterprise value — delivering an average dividend yield of approximately 8.5% to shareholders — brings capital markets depth, healthcare sector expertise, and commercial discipline to lead Aditxt’s next chapter of revenue-driven growth.

Mountain View, California — June 1, 2026 — Aditxt, Inc. (Nasdaq: ADTX)(“Aditxt” or the “Company”), a life sciences platform company accelerating promising health innovations, today announced the appointment of Jeffrey M. Busch as Interim Chief Executive Officer of Aditxt, Inc., effective May 31, 2026. Mr. Busch, who has served as Chief Executive Officer of Aditxt’s CLIA-certified precision oncology diagnostics subsidiary Ignite Proteomics, LLC (“Ignite”) since March 2026, will now lead the full Aditxt enterprise as it executes an accelerated commercialization strategy centered on Ignite’s precision oncology diagnostics platform. Mr. Busch simultaneously continues in his role as CEO of Ignite.

The Board of Directors expressed its deep appreciation for the contributions of outgoing CEO Amro Albanna, who resigned as CEO, from the Company’s Board and from all positions with the Company’s subsidiaries. Mr. Albanna co-founded Aditxt and led the Company through its founding vision, public listing, and acquisition strategy, including the addition of Ignite to the Aditxt portfolio. Mr. Albanna’s scientific conviction and entrepreneurial persistence established the foundation upon which the Company’s next chapter will be built. The Board wishes him well in his future endeavors.

“Jeff brings exactly the combination of skills this moment requires: public company leadership, capital markets credibility, deep healthcare-sector expertise, and a track record of building shareholder value in a regulated, mission-driven environment. We are confident that under his leadership, Aditxt will accelerate the commercial trajectory of Ignite Proteomics while ensuring that every decision reflects our responsibility to patients, partners, employees, and investors alike.”

— Brian Brady, Chairman of the Board, Aditxt, Inc.

About Jeffrey M. Busch

Mr. Busch is the Founder, Chairman, and former Chief Executive Officer of Global Medical REIT, Inc. (NYSE: GMRE), now Chiron Real Estate, Inc. (NYSE: XRN), a NYSE-listed net-lease healthcare real estate investment trust that he founded and built to over $1 billion in enterprise value. Throughout his tenure as CEO, Mr. Busch maintained a consistent and disciplined dividend program, delivering an average annual dividend yield of approximately 8.5% to common shareholders — a track record that reflects both his commitment to capital stewardship and his ability to build institutional-grade infrastructure within a regulated, healthcare-focused business environment.

A graduate of the New York University Stern School of Business with a Bachelor of Science in Business, Mr. Busch also holds a Master of Public Administration specializing in health policy from New York University and a Juris Doctor from Emory University. His academic foundation spans law, business, and health policy — a rare combination that has informed both his regulatory approach and his commercial strategy throughout a career at the intersection of healthcare and capital markets.

Earlier in his career, Mr. Busch served as a congressional aide before being appointed by two United States Presidents to serve in their administrations, including as a United States Delegate to the United Nations in Geneva. Since 2001, he has served as President of the Safe Blood International Foundation, overseeing the establishment of medical facilities in 35 developing nations — programs funded by the CDC, USAID, ExxonMobil, and the Gates Foundation. This global health mission underscores a career defined not only by financial performance, but by a genuine commitment to expanding access to life-saving medical care.

“Aditxt and Ignite sit at one of the most important intersections in modern medicine — precision diagnostics and patient-centered oncology care. With approximately 40% of cancer drugs not working for the patients they are prescribed to, the clinical imperative behind what Ignite does could not be more clear. My focus will be on translating that clinical imperative into a commercially excellent, financially disciplined, and patient-first organization. We have a Medicare-reimbursed platform, growing clinical validation, established research partnerships, and a large and expanding addressable market. The work ahead is to build on that foundation with urgency and accountability — to our patients, to our people, and to our shareholders.”

— Jeffrey M. Busch, Interim Chief Executive Officer, Aditxt, Inc.

Strategic Priorities Under New Leadership

Under Mr. Busch’s leadership, Aditxt intends to advance the following core strategic priorities:

●	Patients First, Always. Every strategic and operational decision will be evaluated against a single standard: “does it serve patients and improve their lives?”. This commitment is non-negotiable and will govern the Company’s culture, capital allocation, and commercial behavior.

●	Revenue-Driven Innovation. Aditxt will pursue clinical innovation and commercial performance with equal discipline — deepening the clinical evidence base that supports Ignite’s RPPA platform while simultaneously building the revenue infrastructure necessary to fund continued R&D and sustain the Company’s mission long-term.

●	Responsibility to All Stakeholders. The Company will operate with full transparency and financial discipline — meeting its obligations to employees, clinical partners, vendors, and shareholders, and building an organization worthy of the trust placed in it by every constituency it serves.

●	Capital Market Engagement. Drawing on Mr. Busch’s experience building and sustaining a NYSE-listed public company, Aditxt will pursue proactive investor relations, responsible capital stewardship, and strategic partnership development to support the Company’s growth trajectory and enhance long-term shareholder value.

About Aditxt, Inc.

Aditxt, Inc. (Nasdaq: ADTX) is a life sciences platform company focused on accelerating promising health innovations. Through its subsidiary Ignite Proteomics, Aditxt operates a CLIA-certified precision oncology diagnostics laboratory that uses Reverse Phase Protein Array (RPPA) technology to help physicians identify the most effective cancer treatment for each individual patient. Ignite holds a Medicare PLA code and has established clinical collaborations with leading cancer research institutions including Dana-Farber Cancer Institute and Vanderbilt University Medical Center.

About Ignite Proteomics

Ignite Proteomics is a CLIA-certified precision oncology diagnostics company utilizing proprietary Reverse Phase Protein Array (RPPA) technology to deliver functional protein-level analysis that guides cancer treatment selection. With Medicare reimbursement established through a dedicated PLA code and growing clinical validation across multiple cancer types, Ignite is positioned to address one of oncology’s most persistent challenges: ensuring that the right patient receives the right therapy at the right time.

Important Note Regarding Historical Dividend References

References in this press release to dividend yield, dividend history, enterprise value, capital stewardship, shareholder value creation, or other historical performance metrics relate solely to Mr. Busch’s prior service at Global Medical REIT, Inc., now Chiron Real Estate, Inc., and are provided only as biographical background regarding Mr. Busch’s prior professional experience. Such references do not relate to Aditxt, Inc. and should not be understood as a statement, projection, forecast, commitment, or indication that Aditxt intends to declare, pay, initiate, maintain, or recommend dividends or any other distributions to stockholders.

Aditxt does not currently have a dividend policy and has no current plan or intention to declare or pay cash dividends or other distributions to stockholders. Any future determination regarding dividends, if ever considered, would be subject to the discretion and approval of Aditxt’s Board of Directors and would depend on, among other things, Aditxt’s financial condition, operating results, capital requirements, liquidity, contractual restrictions, applicable law, and other factors the Board may deem relevant. Investors should not infer from Mr. Busch’s prior experience at another public company that Aditxt will adopt any similar dividend, capital allocation, financing, investor relations, or shareholder return strategy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, statements regarding Aditxt, Inc.’s expectations, plans, objectives, strategy, priorities, business outlook, leadership transition, anticipated benefits of the appointment of Jeffrey M. Busch as Interim Chief Executive Officer, the expected impact of Mr. Busch’s prior public company, healthcare, capital markets, operational, commercial, and strategic experience, Aditxt’s ability to advance, commercialize, grow, finance, scale, or otherwise realize value from Ignite Proteomics or any of Aditxt’s other businesses, assets, subsidiaries, platforms, technologies, products, services, intellectual property, collaborations, clinical initiatives, regulatory strategies, reimbursement opportunities, market opportunities, investor relations initiatives, capital markets activities, strategic partnerships, or other corporate objectives.

Forward-looking statements may include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “pursue,” “seek,” “should,” “target,” “will,” “would,” “accelerate,” “advance,” “build,” “commercialize,” “expand,” “enhance,” “execute,” “grow,” “improve,” “lead,” “support,” “transform,” and similar words, phrases, or expressions, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, statements regarding Aditxt’s expectations concerning its new leadership structure; the Company’s ability to transition successfully following the appointment of a new Interim Chief Executive Officer; the ability of the new Interim Chief Executive Officer to implement any strategic, operational, commercial, financing, investor relations, capital allocation, or other initiatives; the Company’s ability to execute an accelerated commercialization strategy centered on Ignite Proteomics; the potential clinical utility, commercial opportunity, market demand, reimbursement potential, revenue potential, scalability, validation, adoption, or competitive position of Ignite’s precision oncology diagnostics platform, including its Reverse Phase Protein Array technology; the Company’s ability to maintain, utilize, expand, or benefit from CLIA certification, Medicare reimbursement, PLA coding, clinical collaborations, research partnerships, institutional relationships, or other commercial or regulatory infrastructure; the Company’s ability to generate revenue, improve financial discipline, satisfy obligations to employees, vendors, clinical partners, investors, creditors, or other stakeholders, or create or enhance long-term stockholder value; and any statements concerning patients, partners, employees, investors, capital markets engagement, commercial discipline, transparency, accountability, stakeholder responsibility, addressable market, clinical need, or future growth.

Historical references in this press release to Mr. Busch’s prior professional experience, including references to enterprise value, dividend yield, dividend programs, capital stewardship, shareholder value, public company leadership, healthcare-sector experience, capital markets experience, or the performance, strategy, capital allocation, financing, dividend history, investor relations, or stockholder return profile of any company with which Mr. Busch was previously affiliated, are provided solely for biographical and background purposes. Such references are not predictions, projections, guarantees, or indications of Aditxt’s future performance, strategy, financial results, stock price, market capitalization, enterprise value, capital allocation, financing activities, investor relations activities, dividend policy, or stockholder returns. Aditxt does not currently have a dividend policy and has no current plan or intention to declare or pay dividends or other distributions to stockholders. Any future dividend or distribution, if ever considered, would be subject to the discretion and approval of Aditxt’s Board of Directors and would depend on numerous factors, including Aditxt’s financial condition, operating results, liquidity, capital requirements, contractual restrictions, applicable law, and other considerations the Board may deem relevant. Investors should not place undue reliance on historical biographical information regarding Mr. Busch’s prior experience or infer that Aditxt will adopt, implement, or achieve similar results, dividend practices, capital allocation strategies, financing strategies, or shareholder return outcomes.

Forward-looking statements are based on current expectations, estimates, assumptions, beliefs, and information available to Aditxt as of the date of this press release. These statements are subject to significant risks, uncertainties, and other factors, many of which are outside Aditxt’s control, that could cause actual results, performance, achievements, events, or circumstances to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, risks related to Aditxt’s liquidity, capital resources, ability to continue as a going concern, ability to obtain additional financing on acceptable terms or at all, ability to satisfy existing and future obligations, ability to maintain compliance with Nasdaq listing standards, ability to manage leadership transitions, ability to retain and motivate key personnel, ability to execute its business strategy, ability to commercialize or generate revenue from Ignite Proteomics or any other business line, ability to maintain regulatory, laboratory, reimbursement, clinical, commercial, vendor, employee, and strategic relationships, market acceptance of its products and services, competition, intellectual property protection, regulatory developments, healthcare reimbursement, clinical validation, operational execution, macroeconomic conditions, capital markets conditions, and other risks described in Aditxt’s filings with the Securities and Exchange Commission, including Aditxt’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings.

Forward-looking statements speak only as of the date they are made. Aditxt undertakes no obligation to update, revise, or publicly release any update or revision to any forward-looking statement, whether as a result of new information, future events, changes in expectations, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any forward-looking statements.

Investor Relations

IR@aditxt.com

www.aditxt.com

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